Exhibit 10.3

SECOND AMENDMENT TO
SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This SECOND AMENDMENT TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of September 9, 2019, by and between Allied Physicians of California, a Professional Medical Corporation, a California corporation (the “Company” or “Seller”), and AP-AMH Medical Corporation, a California professional medical corporation (“Buyer”).

A.           Seller and Buyer have previously entered into that certain Series A Preferred Stock Purchase Agreement dated as of May 10, 2019, as amended by that certain First Amendment to Series A Stock Purchase Agreement dated as of August 26, 2019 (together, the “Preferred Stock Purchase Agreement”).

B.           Seller and Buyer desire to further amend the Preferred Stock Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Preferred Stock Purchase Agreement.

2.          Definition of Excluded Assets. Exhibit A to the Preferred Stock Purchase Agreement is hereby amended by amending and restating the definition of “Excluded Assets” in Section 1 thereof to read in full as follows:

“Excluded Assets” means (i) assets received from the sale of shares of the Series A Preferred equal to the Series A Purchase Price, (ii) the assets of the Company that are not Healthcare Services Assets, including the Company’s equity interests in Universal Care, Inc., Apollo Medical Holdings, Inc., and any entity that is primarily engaged in the business of owning, leasing, developing or otherwise operating real estate, (iii) any assets acquired with the proceeds of the sale, assignment or other disposition of any of the assets described in clauses (i) or (ii), and (iv) any proceeds of the assets described in clauses (i), (ii) and (iii).

3.          Effect of Amendment. Except as expressly amended by this Amendment, all of the terms of the Preferred Stock Purchase Agreement shall remain unchanged and in full force and effect. The provisions of Article X of the Preferred Stock Purchase Agreement are incorporated in this Amendment by this reference, mutatis mutandis.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

BUYER:

AP-AMH MEDICAL CORPORATION

By:	/s/ Thomas Lam
Name:	Thomas Lam, M.D.
Title:	Chief Executive Officer

SELLER:

ALLIED PHYSICIANS OF CALIFORNIA,
A PROFESSIONAL MEDICAL CORPORATION

By:	/s/ Terry Lee, M.D.
Name:	Terry Lee, M.D.
Title:	Independent Committee Director

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